Exhibit 99.1

India Globalization Capital Announces Fiscal Third Quarter Results

BETHESDA, MD--(Marketwire - February 23, 2011) - India Globalization Capital, Inc. (NYSE Amex: IGC) announced financial results for its third fiscal quarter ended December 31, 2010.  IGC competes in the rapidly growing materials and infrastructure industry in India.

Total Revenue was $484K for the three months ended December 31, 2010, as compared to $5.9M for the three months ended December 31, 2009.  The decline in revenue this quarter as compared to the three months ended December 31, 2009 is due to two critical factors which either have been resolved, or we expect will be resolved soon.

First, we experienced delays in bringing our new state of the art crusher on line at our largest quarry due to weather delays.  That crusher was fully operational in January.

Second, we have been severely restricted in our ability to ship iron ore to our Chinese customers because of a temporary stoppage of iron ore exports, by the Government of Karnataka, in an effort to put processes in place to control the export of illegally mined iron ore.  The ports where we have our facilities have been closed for the export of iron ore since July 2010.  The Indian high court recently ordered that the processes to control illegal mining must be put in place by March 31, 2011.  Based on this, it is expected that the iron ore exports will be resumed in April 2011.  This temporary stoppage has impacted virtually all exporters of iron ore who ship higher grade ore from the west coast of India.

Selling, General and Administrative expenses were approximately $1.0M for this quarter compared to about $3.0M for the same quarter last year. Management focused on expense control given the restrictions to our business model.

Consolidated net loss for the quarter was approximately $1.76M compared to a consolidated net loss of $6.17M for the same period last year. The net loss in 2009 was primarily due to largely non-cash charges from the de-consolidation of our subsidiary, Sricon Infrastructure.

The loss per basic share for the quarter was ($0.12) per share, compared to ($.48) per share for the same quarter last year.

As of December 31, 2010 the Company had $ 3.37M of cash and cash equivalents including restricted cash.  Book value per basic share was approximately $1.56 while tangible book value after subtracting goodwill was approximately $1.14 per basic share.  Net working capital was approximately $2.4M.

Mr. Mukunda, CEO, commented: "In the past year, we have created a strong platform in the materials business with two producing quarries and an iron ore export business.  While we are disappointed with our financial results for this quarter, we remain very optimistic in our business model.  We have already seen a rebound in the quarry business that will be reflected in our current quarter. Since early January, after weather related delays in bringing our new crusher fully on-line, our Quarry business is now dramatically increasing production and we expect that the quarrying business line will be profitable in this current quarter.  The two quarries combined, have estimated reserves of about 10 million to 11 million metric tons of rock aggregate, or about $40M of reserves, that we will quarry over the next several years.  We also expect that our ore export business will continue its growth when the temporary ban is lifted. Our basic markets remain strong and growing and we believe that we have now turned the corner in our execution to fully exploit the opportunities before us."

INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2010 (unaudited)	March 31, 2010 (audited)

ASSETS
Current assets:
Cash and cash equivalents	$1,470,191	$842,923
Accounts receivable, net of allowances	5,475,428	4,783,327
Inventories	332,345	162,418
Advance taxes	41,452	119,834
Deferred income taxes	-	25,345
Dues from related parties	3,125,000	3,114,572
Prepaid expenses and other current assets	1,175,636	2,054,462
Total current assets	$11,620,052	$11,102,881
Goodwill	6,167,301	6,146,720
Property, plant and equipment, net	1,455,742	1,748,436
Investments in affiliates	-	8,443,181
Investments in unquoted equity securities	8,443,181	-
Investments-others	1,081,820	810,890
Deferred income taxes	4,575,799	4,075,461
Restricted cash	1,902,996	2,169,939
Other non-current assets	1,702,987	872,184
Total assets	$36,949,878	$35,369,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$1,416,196	$1,389,041
Trade payables	3,683,297	1,839,405
Accrued expenses	127,804	461,259
Notes payable	3,920,000	4,120,000
Dues to related parties	-	149,087
Other current liabilities	63,008	149,942
Total current liabilities	$9,210,305	$8,108,734
Other non-current liabilities	1,102,074	1,107,498
Total liabilities	$10,312,379	$9,216,232

Shares potentially subject to rescission rights (3,307,830 shares issued and outstanding)	$2,202,421	-

Stockholders' equity:
Common stock — $.0001 par value; 75,000,000 shares authorized; 13,824,207 issued and outstanding as of December 31, 2010 and 12,989,207 issued and outstanding as of March 31, 2010	$1,383	$1,300
Additional paid-in capital	38,260,358	36,805,724
Accumulated other comprehensive income	(2,543,631)	(2,578,405)
Retained earnings (Deficit)	(12,648,453)	(9,452,000)
Total stockholders' equity	$23,069,657	$24,776,619
Non-controlling interest	$1,365,421	$1,376,841
Total liabilities and stockholders' equity	$36,949,878	$35,369,692

The accompanying notes should be read in connection with the financial statements.

INDIA GLOBALIZATION CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31		Nine months ended December 31,
	2010	2009	2010	2009

Revenues	$484,106	$5,909,024	$3,294,103	$13,994,503
Cost of revenues	(457,379)	(5,326,393)	(3,053,512)	(11,829,440)
Gross profit	26,727	582,631	$240,591	$2,165,063
Selling, general and administrative expenses	(1,054,894)	(3,049,603)	(2,399,503)	(4,446,137)
Depreciation	(461,627)	(101,991)	(659,002)	(519,812)
Operating income (loss)	$(1,489,794)	$(2,568,963)	$(2,817,914)	$(2,800,886)
Compensation expenses	-	(123,139)	-	(123,139)
Interest expense	(307,630)	(252,619)	(718,339)	(1,019,687)
Amortization of debt discount	-	(178,218)	(356,436)	(178,218)
Interest income	40,657	37,314	170,438	139,641
Equity in (gain)/loss of affiliates		16,446		16,446
Other income, net	(25,914)	3,570	34,558	6,836
Income before income taxes and minority interest attributable to non-controlling interest	$(1,782,681)	$(3,065,609)	$(3,687,693)	$(3,959,007)
Income taxes benefit/ (expense)	20,212	103,281	475,226	(54,486)
Extraordinary items
Loss on dilution of stake in Sricon	-	(3,205,616)	-	(3,205,616)
Net income/(loss)	$(1,762,469)	$(6,167,944)	$(3,212,467)	$(7,219,109)
Non-controlling interests in earnings of subsidiaries	13,451	(7,574)	16,014	(72,599)
Net income / (loss) attributable to common stockholders	$(1,749,018)	$(6,175,518)	$(3,196,453)	$(7,291,708)
Earnings/(loss) per share attributable to common stockholders:
Basic and diluted	$(0.12)	$(0.48)	$(0.23)	$(0.56)
Weighted-average number of shares used in computing earnings per share amounts:
Basic and diluted	14,750,483	12,898,291	13,814,634	12,898,291

The accompanying notes should be read in connection with the financial statements.

About IGC

Based in Bethesda, Maryland, India Globalization Capital (IGC) is a materials and construction company operating in India. We supply iron ore to China and rock aggregate to the infrastructure industry in India. For more information about IGC, please visit the company's web site at www.indiaglobalcap.com.

Forward-Looking Statements:

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements reflect management's current views and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in these statements. Factors that could cause actual results to differ, relate to: (i) ability of the Company  to successfully execute on contracts and business plans, (ii) ability to raise capital and the structure of such capital including the exercise of warrants, (iii) exchange rate changes between the U.S. dollar and the Indian rupee, (iv) weather conditions in India and (v) the ability of the Company to access ports on the west coast of India. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward looking statements have been discussed in greater detail in the Company's amended Annual Report on Form 10-K for the year ended March 31, 2010 filed with the Securities and Exchange Commission on January 28, 2011 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010  filed with the Securities and Exchange Commission on February 22, 2011.

Investor Relations Contact:

Mr. John Selvaraj

301-983-0998